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                                                                       Exhibit 5


                                                    November 9, 2001


Armkel, LLC
Armkel Finance, Inc.
469 Harrison Street
Princeton, New Jersey 08543

                  Re:      Armkel, LLC and Armkel Finance, Inc.
                           Registration Statement on Form S-4
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Armkel, LLC, a Delaware limited liability company (the "Company"), and to Armkel Finance, Inc., a Delaware corporation ("Armkel Finance" and, together with the Company, the "Issuers"), in connection with the public offering of up to $225,000,000 aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2009 (the "Exchange Notes"), which are to be unconditionally guaranteed pursuant to guarantees (collectively, the "Guarantees") by each of the subsidiary guarantors listed on Schedule A hereto (collectively, the "Subsidiary Guarantors"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 9 1/2% Senior Subordinated Notes due 2009 (the "Original Notes") under the Indenture, dated as of August 28, 2001 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of August 28, 2001 (the "Registration Rights Agreement"), by and among the Issuers and the initial purchasers named therein.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

                  (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

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Armkel, LLC
Armkel Finance, Inc.
November 9, 2001
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                (ii)    executed copies of the Registration Rights Agreement
                        and the Joinder to the Registration Rights Agreement, dated as of September 28, 2001, executed by each Subsidiary Guarantor;

                (iii) executed copies of the Indenture and the Supplemental Indenture, dated as of September 28, 2001, among the Issuers, the Subsidiary Guarantors and the Trustee (the "Supplemental Indenture");

                (iv) the Certificate of Formation of the Company and of each Subsidiary Guarantor;

                (v) the Limited Liability Company Agreement of the Company and of each Subsidiary Guarantor, each as currently in effect;

                (vi) certain resolutions adopted by the Board of Managers of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

                (vii) certain resolutions of the sole Member of each Subsidiary Guarantor relating to the Guarantees, the Supplemental Indenture, the Exchange Offer and related matters;

                (viii) certificates of the Secretary of State of the State of Delaware relating to the Certificate of Formation and good standing of the Company and each Subsidiary Guarantor;

                (ix) the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; and

                (x) the form of the Exchange Notes and a specimen certificate thereof.

                We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the Subsidiary


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Armkel, LLC
Armkel Finance, Inc.
November 9, 2001
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Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuers and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Issuers and the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers, the Subsidiary Guarantors and others.

                  Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non opined on law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered

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Armkel, LLC
Armkel Finance, Inc.
November 9, 2001
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upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and each Guarantee will constitute a valid and binding obligation of the Subsidiary Guarantor that is a party thereto, enforceable against such Subsidiary Guarantor in accordance with its terms, except, in each case, to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the opinion set forth above, we have assumed that
(i) the execution and delivery by the Company of the Indenture, the Supplemental Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder (ii) and the execution and delivery by each of the Subsidiary Guarantors of the Supplemental Indenture and the performance by each of the Subsidiary Guarantors of its obligations thereunder and under the Indenture do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or any of their respective properties are subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the Registration Statement.



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Armkel, LLC
Armkel Finance, Inc.
November 9, 2001
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                  We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,



                                            /s/  SKADDEN, ARPS, SLATE,  MEAGHER
                                                 & FLOM LLP





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                                   Schedule A

                              Subsidiary Guarantors
                              ---------------------

Armkel Condoms, LLC, a Delaware limited liability company. Armkel Cranbury, LLC, a Delaware limited liability company. Armkel Dentures, LLC, a Delaware limited liability company. Armkel Depilatories, LLC, a Delaware limited liability company. Armkel Diagnostics, LLC, a Delaware limited liability company. Armkel Drops, LLC, a Delaware limited liability company.
Armkel Products, LLC, a Delaware limited liability company.